SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): April 9, 1998


                              Trans Financial, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                Kentucky             0-13030                  61-1048868
            -----------------   ----------------         ------------------
            (State or other        (Commission              (IRS Employer
            jurisdiction of       File Number)              Identification
            incorporation)                                     Number)

             500 East Main Street, Bowling Green, Kentucky 42101
               -----------------------------------------------
                   (Address of principal executive offices)


                                (502) 793-7717
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

      ITEM 5.  OTHER EVENTS

            On April 10, 1998, Trans Financial, Inc., a Kentucky corporation ("Trans Financial"), issued a press release announcing the signing of a definitive agreement providing for the merger of Trans Financial with and into Star Banc Corporation, an Ohio corporation ("Star"). A copy of the press release is attached as Exhibit 99.1.

            On April 9, 1998, Trans Financial entered into an Agreement and Plan of Merger (the "Merger Agreement") with Star pursuant to which Trans Financial will merge with and into Star (the "Merger"). In accordance with the terms of the Merger Agreement, each share of Trans Financial common stock, no par value ("Trans Financial Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 0.9003 of a share of Star common stock, par value $5.00 per share ("Star Common Stock"), and the associated preferred share purchase rights under Star's Rights Agreement, dated October 27, 1989.

            The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a "pooling of interests."

            Consummation of the Merger is subject to various conditions, including: (i) receipt of the requisite approval of the Merger Agreement and the Merger by the stockholders of Trans Financial; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and any other federal and state regulatory authorities as necessary; (iii) receipt by each of Trans Financial and Star of an opinion of counsel as to the tax treatment of certain aspects of the Merger; (iv) registration of the shares of Star Common Stock to be issued in the Merger under the Securities Act of 1933, as amended (the "Securities Act"), and authorization of such shares for listing on The New York Stock Exchange; and (v) satisfaction of certain other conditions.

            The Merger Agreement and the transactions contemplated thereby will be submitted for approval at a meeting of the stockholders of Trans Financial. Prior to such meeting, Star will file a registration statement with the Securities and Exchange Commission registering the Star Common Stock to be issued in the Merger under the Securities Act. Such shares of Star Common Stock will be offered to Trans Financial stockholders pursuant to a prospectus that will also serve as a proxy statement for the stockholders' meeting.

            In connection with the Merger Agreement, Trans Financial and Star entered into a Stock Option Agreement, dated April 9, 1998 (the "Stock Option Agreement"), pursuant to which Trans Financial granted to Star an irrevocable option to purchase, under certain circumstances, up to 2,331,962 authorized and unissued shares of Trans Financial Common Stock, subject to certain adjustments, at a price of $46.625 per share (the "Star Option"), subject to certain adjustments. The Star Option, if exercised, would equal, before giving effect to the exercise of the Star Option, approximately 19.9% of the total number of shares of Trans Financial Common Stock outstanding; in no event will the number of shares of Trans Financial Common Stock subject to the Star Option exceed 19.9% of the total number of such shares outstanding. The Star Option was granted by Trans Financial as a condition and inducement to Star's willing-ness to enter into the Merger Agreement. Under certain circumstances, Trans Financial may be required to repurchase the Star Option or the shares acquired pursuant to the exercise of the Star Option.

      ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                   INFORMATION AND EXHIBITS

            (c)    Exhibits.

                   The following exhibit is filed with this report:

      Exhibit 99.1 Press Release dated April 10, 1998 announcing the signing of a definitive merger agreement with Trans Financial, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRANS FINANCIAL, INC.



      Date:  April 15 1998            By:    /s/ Vince A. Berta
                                            -------------------
                                      Name:  Vince A. Berta
                                      Title: President & Chief Executive Officer

                                  EXHIBIT INDEX

      Exhibit 99.1 Press Release dated April 10, 1998 announcing the signing of a definitive merger agreement with Trans Financial, Inc.